Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES SECOND QUARTER 2026 RESULTS

- Completes $172 Million of Year-to-Date Investment Activity -

- Increases 2026 Full Year Earnings Guidance -

NEW YORK, NY, July 22, 2026 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”), a net lease REIT focused on convenience and automotive retail real estate, announced today its financial and operating results for the quarter ended June 30, 2026.

Second Quarter 2026 Highlights

•
Net earnings: $0.36 per share
•
Funds From Operations (“FFO”): $0.59 per share
•
Adjusted Funds From Operations (“AFFO”): $0.62 per share
•
Invested $128.3 million across 42 properties at a 7.4% initial cash yield, plus an additional $13.5 million at an 8.2% initial cash yield subsequent to quarter end
•
Committed investment pipeline of more than $95.0 million for the development and/or acquisition of 30 convenience and automotive retail properties, as of July 22, 2026

“We are pleased to report another quarter of consistent financial and operating results highlighted by 5% year-over-year growth in AFFO per share, more than $170 million of year-to-date investments in high-quality convenience and automotive retail assets, and an increase to our 2026 earnings guidance,” stated Christopher J. Constant, Getty’s President & Chief Executive Officer. ”Our recently completed acquisitions, robust investment pipeline, and healthy capital position have us well positioned for the second half of 2026.”

Net Earnings, FFO and AFFO

All per share amounts are presented on a fully diluted per common share basis, unless stated otherwise. FFO and AFFO are “Non-GAAP Financial Measures” which are defined and reconciled to net earnings at the end of this release.

($ in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net earnings	$22,585	$14,014	$49,214	$28,800
Net earnings per share	$0.36	$0.24	$0.79	$0.49

FFO	$37,085	$27,828	$79,774	$59,496
FFO per share	$0.59	$0.49	$1.28	$1.04

AFFO	$38,848	$33,967	$77,829	$67,763
AFFO per share	$0.62	$0.59	$1.25	$1.19

Select Financial Results

Revenues from Rental Properties

($ in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Rental income (a)	$57,418	$51,309	$113,704	$101,907
Tenant reimbursement income	1,136	1,415	2,240	2,523
Revenues from rental properties	$58,554	$52,724	$115,944	$104,430

(a)
Rental income includes base rental income, additional rental income, if any, and certain non-cash revenue recognition adjustments.

For the quarter ended June 30, 2026, base rental income grew 13.2% to $56.6 million, as compared to $50.0 million for the same period in 2025. For the six months ended June 30, 2026, base rental income grew 12.9% to $112.4 million, as compared to $99.6 million for the same period in 2025.

The growth in base rental income was driven by incremental revenue from recently acquired properties and contractual rent increases for in-place leases, partially offset by property dispositions.

Interest (Income) on Notes and Mortgages Receivable

($ in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Interest on notes and mortgages receivable	$497	$533	$951	$1,157

The change in interest earned on notes and mortgages receivable in both periods was due to a net decrease in average notes and mortgages receivable outstanding as compared to the prior year.

Property Costs

($ in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Property operating expenses	$1,869	$2,286	$3,639	$4,110
Leasing and redevelopment expenses	151	157	392	315
Property costs	$2,020	$2,443	$4,031	$4,425

The improvement in property operating expenses in both periods was due to a reduction in rent expense, as well as lower reimbursable and non-reimbursable expenses. The change in leasing and redevelopment expenses for the six months ended June 30, 2026 was primarily due to demolition costs for redevelopment projects.

Other Expenses

($ in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Environmental expenses	$337	$5,341	$(7,209)	$5,457
General and administrative expenses	7,297	6,794	16,353	13,720
Impairments	2,461	455	3,977	1,624

The change in environmental expenses in both periods was driven by a decrease in environmental litigation accruals. The change in environmental expenses for the six months ended June 30, 2026 also included the removal of unknown reserve liabilities which had previously been accrued for certain properties. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of changes in reported environmental expenses for any one period, or a comparison to prior periods.

The change in general and administrative expenses in both periods was driven by increases in employee-related expenses and professional fees. The change in general and administrative expenses for the six months ended June 30, 2026 included non-recurring costs related to the retirement of our former Chief Operating Officer.

Impairment charges result from (i) the accumulation of asset retirement costs at certain properties due to changes in estimated environmental liabilities, which increases the carrying values of these properties in excess of their fair values, and (ii) decreases in the carrying value of certain properties based on third-party indications of potential selling prices or reductions in estimated undiscounted cash flows expected to be received during the assumed holding period.

Portfolio Activities

Acquisitions and Development Funding

During the quarter ended June 30, 2026, the Company invested $128.3 million at a 7.4% initial cash yield, including:

•
The acquisition of 35 properties for $117.7 million, including 14 drive-thru quick service restaurants, 14 auto service centers, six express tunnel car washes, and one convenience store.
•
Incremental development funding of $10.6 million for the construction of new-to-industry auto service centers, drive-thru quick service restaurants, and convenience stores. As of June 30, 2026, the Company had advanced aggregate funding of $19.3 million for the development of new-to-industry properties that are either owned by the Company and under construction by its tenants, or which the Company expects to acquire via sale-leaseback transactions at the end of the respective construction periods.

Subsequent to quarter end, the Company invested $13.5 million at an 8.2% initial cash yield, and, year-to-date, has invested a total of $172.1 million at a 7.6% initial cash yield.

Investment Pipeline

As of July 22, 2026, the Company had a committed investment pipeline of more than $95.0 million for the development and/or acquisition of 30 convenience and automotive retail properties. While the Company has fully executed agreements for each transaction, the timing and amount of each investment is dependent on its counterparties and the schedules under which they are able to complete development projects and certain business acquisitions for which the Company is providing sale leaseback financing.

Redevelopments

During the quarter ended June 30, 2026, rent commenced on a redevelopment property located in the New York metro area and leased to a Take 5 Oil Change franchisee under a long term, triple net lease.

As of June 30, 2026, the Company had signed leases for four redevelopment projects, including one site under construction and three sites pending recapture from its net lease portfolio. Other potential projects are in various stages of feasibility planning.

Lease Extensions

During the quarter ended June 30, 2026, the Company extended the term for one unitary lease totaling $2.9 million of ABR, or 1.3% of total ABR as June 30, 2026, by ten years to December 31, 2039.

Dispositions

During the quarter ended June 30, 2026, the Company sold four properties for gross proceeds of $8.2 million and recorded a gain of $4.7 million on the dispositions. During the six months ended June 30, 2026, the Company sold six properties for gross proceeds of $11.9 million and recorded a gain of $6.5 million on the dispositions.

Balance Sheet and Capital Markets

As of June 30, 2026, the Company had approximately $1.1 billion of total indebtedness, including (i) $1.0 billion of senior unsecured notes with a weighted average interest rate of 4.6% and a weighted average maturity of 5.5 years, and (ii) $73.0 million outstanding on the Company’s $450.0 million unsecured revolving credit facility (the “Revolver”).

Equity Capital Markets

During the quarter ended June 30, 2026, the Company settled approximately 1.5 million shares of common stock subject to outstanding forward sale agreements for net proceeds of approximately $39.8 million, and entered into new forward sale agreements to sell approximately 1.8 million shares of common stock for anticipated gross proceeds of $60.6 million.

As of June 30, 2026, the Company had a total of approximately 5.8 million shares of common stock subject to outstanding forward sales agreements which, upon settlement, are anticipated to raise gross proceeds of approximately $190.5 million.

2026 Guidance

The Company is increasing its 2026 AFFO guidance to a range of $2.52 to $2.54 per diluted share from the prior range of $2.50 to $2.52 per diluted share. The Company’s outlook includes completed transaction activity as of the date of this release, but does not include prospective acquisitions, dispositions, or capital markets activities (including the settlement of outstanding forward sale agreements).

The guidance is based on current assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s periodic reports filed with the SEC.

AFFO per share is a non-GAAP financial measure. The Company does not provide a reconciliation of such forward-looking non-GAAP measure to the most directly comparable GAAP financial measure because doing so would require unreasonable efforts due to the nature of the adjustments, which rely on assumptions and estimates that are subject to significant change throughout the year, necessary to calculate the non-GAAP measure.

Webcast Information

Getty Realty Corp. will host a conference call and webcast on Thursday, July 23 2026, at 8:30 a.m. EST. To participate in the call, please dial 1-877-423-9813, or 1-201-689-8573 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at ir.gettyrealty.com.

If you cannot participate in the live event, a replay will be available on Thursday, July 23, 2026, beginning at 11:30 a.m. EST through 11:59 p.m. EST, Thursday, August 6, 2026. To access the replay, please dial 1-844-512-2921, or 1-412-317-6671 for international participants, and reference pass code 13760863.

About Getty Realty Corp.

Getty Realty Corp. is a publicly traded, net lease REIT specializing in the acquisition, financing and development of convenience, automotive and other single tenant retail real estate. As of June 30, 2026, the Company’s portfolio included 1,224 freestanding properties located in 46 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance.

FFO and AFFO are generally considered by analysts and investors to be appropriate supplemental non-GAAP measures of the performance of REITs. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net earnings before (i) depreciation and amortization of real estate assets, (ii) gains or losses on dispositions of real estate assets, (iii) impairment charges, and (iv) the cumulative effect of accounting changes.

The Company defines AFFO as FFO excluding (i) certain revenue recognition adjustments (defined below), (ii) certain environmental adjustments (defined below), (iii) stock-based compensation, (iv) amortization of debt issuance costs and (v) other non-cash and/or unusual items that are not reflective of the Company’s core operating performance.

Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

The Company believes that FFO and AFFO are helpful to analysts and investors in measuring the Company’s performance because both FFO and AFFO exclude various items included in GAAP net earnings that do not relate to, or are not indicative of, the core operating performance of the Company’s portfolio. Specifically, FFO excludes items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate assets, and impairment charges. With respect to AFFO, the Company further excludes the impact of (i) deferred rental revenue (straight-line rent), the net amortization of above-market and below-market leases, adjustments recorded for the recognition of rental income from direct financing leases, and the amortization of deferred lease incentives (collectively, “Revenue Recognition Adjustments”), (ii) environmental accretion expenses, environmental litigation accruals, insurance reimbursements, legal settlements and judgments, and changes in environmental remediation estimates (collectively, “Environmental Adjustments”), (iii) stock-based compensation expense, (iv) amortization of debt issuance costs and (v) other items, which may include allowances for credit losses on notes and mortgages receivable and direct financing leases, losses on extinguishment of debt, retirement and severance costs, and other items that do not impact the Company’s recurring cash flow and which are not indicative of its core operating performance.

The Company pays particular attention to AFFO which it believes provides the most useful depiction of the core operating performance of its portfolio. By providing AFFO, the Company believes it is presenting information that assists analysts and investors in their assessment of the Company’s core operating performance, as well as the sustainability of its core operating performance with the sustainability of the core operating performance of other real estate companies. For a tabular reconciliation of FFO and AFFO to GAAP net earnings, see the table captioned “Reconciliation of Net Earnings to Funds From Operations and Adjusted Funds From Operations” included herein.

Forward-Looking Statements

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the private securities litigation reform act of 1995. When the words “believes,” “expects,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” “outlook” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Examples of forward-looking statements include, but are not limited to, those regarding the company’s 2026 AFFO per share guidance, those made by Mr. Constant, statements regarding the recapture and transfer of certain net lease retail properties, statements regarding the ability to obtain appropriate permits and approvals, and statements regarding AFFO as a measure best representing core operating performance and its utility in comparing the sustainability of the company’s core operating performance with the sustainability of the core operating performance of other REITs.

Information concerning factors that could cause the company’s actual results to differ materially from these forward-looking statements can be found elsewhere from this press release, including, without limitation, those statements in the company’s periodic reports filed with the securities and exchange commission. The company undertakes no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events.

-more-

GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	June 30,	December 31,
	2026	2025
ASSETS:
Real Estate:
Land	$1,084,683	$1,050,611
Buildings and improvements	1,220,035	1,141,467
Lease intangible assets	228,269	209,184
Investment in direct financing leases, net	36,195	38,853
Construction in progress	108	73
Real estate held for use	2,569,290	2,440,188
Less accumulated depreciation and amortization	(428,593)	(405,908)
Real estate held for use, net	2,140,697	2,034,280
Real estate held for sale, net	2,517	1,896
Real estate, net	2,143,214	2,036,176
Notes and mortgages receivable	29,361	19,466
Cash and cash equivalents	4,848	8,361
Restricted cash	4,423	4,419
Deferred rent receivable	74,670	70,325
Accounts receivable	3,110	2,366
Right-of-use assets - operating	8,761	10,190
Right-of-use assets - finance	37	60
Prepaid expenses and other assets	22,799	22,005
Total assets	$2,291,223	$2,173,368
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Credit Facility	$73,000	$250,000
Senior Unsecured Notes, net	996,926	748,351
Environmental remediation obligations	8,399	15,928
Dividends payable	30,934	29,828
Lease liability - operating	9,734	11,300
Lease liability - finance	107	174
Accounts payable and accrued liabilities	49,619	45,658
Total liabilities	1,168,719	1,101,239
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 authorized; unissued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 61,932,369 and 59,815,921 shares issued and outstanding, respectively	619	598
Accumulated other comprehensive income (loss)	—	—
Additional paid-in capital	1,291,644	1,229,340
Dividends paid in excess of earnings	(169,759)	(157,809)
Total stockholders’ equity	1,122,504	1,072,129
Total liabilities and stockholders’ equity	$2,291,223	$2,173,368

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Revenues from rental properties	$58,554	$52,724	$115,944	$104,430
Interest on notes and mortgages receivable	497	533	951	1,157
Total revenues	59,051	53,257	116,895	105,587
Operating expenses:
Property costs	2,020	2,443	4,031	4,425
Impairments	2,461	455	3,977	1,624
Environmental	337	5,341	(7,209)	5,457
General and administrative	7,297	6,794	16,353	13,720
Depreciation and amortization	16,760	14,917	33,033	30,958
Total operating expenses	28,875	29,950	50,185	56,184
Gain on dispositions of real estate	4,721	1,558	6,450	1,886
Operating income	34,897	24,865	73,160	51,289
Other income, net	(45)	53	335	147
Interest expense	(12,267)	(10,904)	(24,281)	(22,636)
Net earnings	$22,585	$14,014	$49,214	$28,800

Basic net earnings per common share:	$0.36	$0.24	$0.79	$0.49
Diluted net earnings per common share:	$0.36	$0.24	$0.79	$0.49

Weighted average common shares outstanding:
Basic	60,580	55,530	60,225	55,297
Diluted	60,739	55,606	60,353	55,443

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net earnings	$22,585	$14,014	$49,214	$28,800
Depreciation and amortization of real estate assets	16,760	14,917	33,033	30,958
Gains on dispositions of real estate	(4,721)	(1,558)	(6,450)	(1,886)
Impairments	2,461	455	3,977	1,624
Funds from operations (FFO)	37,085	27,828	79,774	59,496
Revenue recognition adjustments
Deferred rental revenue (straight-line rent)	(2,579)	(2,401)	(4,345)	(4,350)
Amortization of above and below market leases, net	(60)	(87)	(119)	(168)
Amortization of investments in direct financing leases	1,363	1,153	2,659	2,246
Amortization of lease incentives	545	206	792	408
Total revenue recognition adjustments	(731)	(1,129)	(1,013)	(1,864)
Environmental Adjustments
Accretion expense	65	67	156	164
Changes in environmental estimates	57	(19)	(7,727)	(227)
Environmental litigation accruals	(25)	5,066	(25)	5,066
Insurance reimbursements	—	—	(6)	(43)
Total environmental adjustments	97	5,114	(7,602)	4,960
Other Adjustments
Stock-based compensation expense	1,775	1,790	2,727	3,403
Amortization of debt issuance costs	409	364	799	1,768
Retirement and severance costs	213	—	3,144	—
Total other adjustments	2,397	2,154	6,670	5,171
Adjusted Funds from operations (AFFO)	$38,848	$33,967	$77,829	$67,763

Basic per share amounts:
Net earnings	$0.36	$0.24	$0.79	$0.49
FFO (a)	0.59	0.49	1.29	1.04
AFFO (a)	0.62	0.59	1.25	1.19
Diluted per share amounts:
Net earnings	$0.36	$0.24	$0.79	$0.49
FFO (a)	0.59	0.49	1.28	1.04
AFFO (a)	0.62	0.59	1.25	1.19
Weighted average common shares outstanding:
Basic	60,580	55,530	60,225	55,297
Diluted	60,739	55,606	60,353	55,443

(a)
Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
FFO	$1,098	$823	$2,376	$1,766
AFFO	1,151	1,004	2,318	2,012

Contacts:	Brian Dickman	Investor Relations
	Chief Financial Officer	(646) 349-0598
	(646) 349-6000	ir@gettyrealty.com